Exhibit No. 99.1 Regis Corporation Announces Reverse Stock Split to Regain Compliance with Minimum Bid Price Requirements MINNEAPOLIS, November [17], 2023 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, today announced that it intends to effect a reverse stock split of its outstanding common stock, par value $0.05 per share, at a ratio of one-for-twenty, with an intended market effective date of November 29, 2023. The reverse stock split is primarily intended to bring the Company into compliance with stock exchange minimum bid price requirements, as the Company explores opportunities to remain listed on a national securities exchange. The reverse stock split is not expected to have a direct impact on the Company’s market capitalization deficiency as previously reported in the Company’s Current Report on Form 8-K filed on June 15, 2022, for which the NYSE- established compliance period is scheduled to end on December 13, 2023. Following the reverse stock split, the Company's common stock will continue to trade under the symbol “RGS”. The new CUSIP number for the Company’s common stock following the reverse stock split will be 758932206. Upon the effectiveness of the reverse stock split, every 20 shares of issued and outstanding common stock before the open of trading on November 29, 2023 will be combined into one issued and outstanding share of common stock, with no change in par value per share. The Company’s common stock will open for trading on NYSE on November 29, 2023 on a post-split basis. The reverse stock split will reduce the number of shares of the Company's outstanding common stock from approximately 45.6 million shares to approximately 2.3 million shares. No fractional shares will be issued as a result of the reverse stock split. Any fractional shares that would result from the reverse stock split will be cancelled in exchange for the payment of cash consideration. The reverse stock split will affect all issued and outstanding shares of the Company’s common stock, as well as the number of shares of common stock available for issuance under the Company’s outstanding stock options and stock unit awards. The reverse stock split will reduce the number of shares of common stock issuable upon the exercise of stock options outstanding and the vesting of stock unit awards outstanding immediately prior to the reverse stock split and correspondingly increase the respective exercise prices or other price dependent terms. The reverse stock split will affect all shareholders uniformly and will not alter any shareholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split results in some shareholders experiencing an adjustment of a fractional share as described above. Shareholders holding share certificates will receive information from EQ Shareowner Services, the Company’s transfer agent, regarding the process for exchanging their shares of common stock. Shareholders with questions may contact our transfer agent by calling 1-800-401-1957. Shareholders owning shares electronically or via a broker, bank, trust or other nominee are expected to have their positions automatically adjusted to reflect the reverse stock split, subject to such broker’s particular processes, and will not be required to take any action in connection with the reverse stock split.

About Regis Corporation Regis Corporation (NYSE:RGS) is a leader in the haircare industry. As of September 30, 2023, the Company franchised or owned 4,811 locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. For additional information about the Company, please visit the Investor Information section of the corporate website at www.regiscorp.com. This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” “intend” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include our ability to remain listed on a national securities exchange, regain compliance with the NYSE listing requirements, future compliance with such requirements, potential future application of suspension and delisting procedures and future quotation of our common stock, and other potential factors that could affect future financial and operating results as set forth under Item 1A of Part I of our Form 10-K and Item IA of Part II of our subsequent Form 10-Qs. We undertake no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A. CONTACT: REGIS CORPORATION: Kersten Zupfer investorrelations@regiscorp.com